Exhibit 99.1

EXECUTION VERSION

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FORBEARANCE

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FORBEARANCE (this “Ninth Amendment”) is dated as of March 9, 2023 (the “Effective Date”), by and between the following (hereinafter sometimes collectively referred to as the “Parties” or individually as a “Party”): ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation (“Borrower”) and STERLING COMMERCIAL CREDIT, LLC, a Delaware limited liability company (as successor to SUMMIT FINANCIAL RESOURCES, LLC, a Delaware limited liability company and successor in interest to Summit Financial Resources, L.P., a Hawaii limited partnership) (together with its successors and assigns, collectively, “Lender”).

RECITALS

WHEREAS, Lender (as successor to Summit Financial Resources, LLC) and Borrower have entered into that certain Loan and Security Agreement dated February 27, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated April 16, 2018, that certain Second Amendment to Loan and Security Agreement dated April 24, 2019, that certain Third Amendment to Loan and Security Agreement dated December 18, 2020, that certain Fourth Amendment to Loan and Security Agreement dated October 7, 2021, that certain Fifth Amendment to Loan and Security Agreement dated June 13, 2022, that certain Sixth Amendment to Loan and Security Agreement dated January 30, 2023, that certain Seventh Amendment to Loan and Security Agreement effective as of February 19, 2023, and that certain Eighth Amendment to Loan and Security Agreement effective as of March 8, 2023 (as modified and amended from time to time, collectively, the “Original Loan Agreement”, and as amended by this Ninth Amendment, the “Loan Agreement”).

WHEREAS, certain Events of Default have occurred and are continuing under Article 8 of the Original Loan Agreement as a result of (i) Borrower’s notice to Lender pursuant to the Worker Adjustment and Retraining Notification Act, which such notification included facts that would have a Material Adverse Effect on the Borrower, (ii) Borrower’s President and Chief Executive Officer, Joe Ondrus tendering to Borrower his intent to resign, in violation of Section 7.8 (Change of control) of the Original Loan Agreement, (iii) Borrower’s Vice President - Operations, Kevin Kroupa tendering to Borrower his intent to resign, in violation of Section 7.8 (Change of control) of the Original Loan Agreement, (iv) Borrower’s failure to, on or prior to February 19, 2023: (a) enter into an agreement with a stalking horse bidder, to be approved by Lender, for the sale of Borrower’s business (including business assets in the state of New York); (b) enter into an agreement for an alternative restructuring transaction in regards to Borrower’s business and/or assets, to be approved by Lender in its sole discretion; or (c) engage an auctioneer acceptable to Lender, in its sole discretion to facilitate the sale of Borrower’s machinery, equipment, and Inventory, in each case, in violation of Section 9.3 of that certain Sixth Amendment to Loan and Security Agreement dated January 30, 2023, and (v) Borrower’s failure to (a) immediately notify Lender of Borrower’s receipt of payments on Accounts on January 27, 2023 and January 30, 2023, and (b) deliver such payments to Lender in violation of Section 4.2 (Payment on Accounts) of the Original Loan Agreement (collectively, the “Existing Events of Default”).

WHEREAS, the outstanding principal owed by Borrower to Lender under the Loan Agreement as of March 9, 2023 is $1,840.40.

WHEREAS, Lender is the current holder, owner, and beneficiary of the Loan Agreement and each other document, instrument, guaranty, and agreement referenced therein (collectively, the “Loan Documents”).

WHEREAS, the Loan Documents are secured by the Collateral, and the liens and security interests created under and by reason of the Loan Documents have been duly and properly perfected and are first priority liens and security interests, such pledges of such Collateral being hereby ratified and affirmed in all respects.

WHEREAS, Borrower acknowledges its obligations to maintain, perform, and comply with each and every term and condition of the Loan Documents.

WHEREAS, Borrower has requested and Lender has agreed to (i) amend the terms of the Original Loan Agreement and (ii) forbear from exercising Lender’s rights and remedies under the Loan Documents with respect to the Existing Events of Default during the Forbearance Period (as defined below), in each case, in strict accordance with the terms and conditions hereinafter set forth.

AMENDMENT AND FORBEARANCE

NOW, THEREFORE, in consideration of the foregoing and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, but subject to all the terms, conditions, and provisions contained in the Loan Documents, except as herein modified or amended, Borrower hereby agrees to and with Lender and its successors and assigns as follows:

1.            Recitals. The foregoing recitals are confirmed by the Parties hereto as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Ninth Amendment.

2.            Defined Terms. Capitalized terms not otherwise defined in this Ninth Amendment shall have the same meaning given them in the Loan Agreement or the applicable Loan Documents.

3.            Maturity Date. Borrower’s obligations under this Ninth Amendment and the Loan Documents shall mature on September 9, 2023 (the “Maturity Date”).

4.            Amendments to Original Loan Agreement. As of the Effective Date, the Original Loan Agreement is hereby amended and restated to conform in its entirety to the Loan Agreement attached hereto as Exhibit A.

5.            Forbearance.

5.1.         Grant of Forbearance. Subject to the terms and conditions hereof, and satisfaction of the conditions set forth in Section 6 hereof, commencing as of the date hereof and continuing to the Forbearance Termination Date (such period referred to herein as the “Forbearance Period”), Lender shall forbear from taking any action, or exercising any rights or remedies against Borrower under the Loan Documents with respect to the Collateral, in respect of the Existing Events of Default. On the Forbearance Termination Date, all forbearance with respect to the Existing Events of Default shall cease, and thereupon Lender may, in its discretion, exercise all rights and remedies with respect to the Existing Events of Default or any other Event of Default against Borrower, Borrower’s property or the Collateral as if this forbearance had never been granted.

5.2.         Preservation of Rights. By agreeing to temporarily forbear from the exercise of rights and remedies until the Forbearance Termination Date, Lender does not waive the Existing Events of Default. The Existing Events of Default and any other Event of Default which may be continuing on the date hereof or which may occur after the date hereof (whether the same or similar to the Existing Events of Default or otherwise) are preserved. The granting of the temporary forbearance hereunder shall not be deemed a waiver of Lender’s rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Lender specifically reserves all options, rights and remedies available to Lender under the Loan Documents, applicable law or otherwise. Notwithstanding anything to the contrary contained herein, Borrower acknowledges and agrees that (a) Lender is not obligated or required to make any advances of the Loan to Borrower under the Loan Agreement and (b) any advances of the Loan made by Lender to Borrower during the continuance of a Default or an Event of Default (including the Existing Events of Default) shall be made at the sole discretion of Lender and shall not obligate Lender to make any additional advances of the Loan to Borrower.

5.3.         Forbearance Termination Date. The “Forbearance Termination Date” shall mean the date that is the earlier to occur of: (a) the occurrence of an Event of Default (after giving effect to any cure periods applicable thereto) under the Loan Documents other than the Existing Events of Default (“New Default”), and (b) March 27, 2023 (the “Forbearance Maturity Date”). Borrower shall advise Lender of the occurrence of any event or series of events which would constitute a New Default promptly after the occurrence thereof.

6.            Conditions Precedent. This Ninth Amendment shall not become effective unless and until the date that each of the following conditions shall have been satisfied in Lender’s sole discretion (all documents to be in form and substance acceptable to Lender):

6.1.         Delivery of Certain Documents. Borrower shall deliver or cause to be delivered the following documents:

6.1.1.            a copy of this Ninth Amendment, duly executed by Borrower and Lender;

6.1.2.            a certificate dated the date hereof, signed by an authorized officer of Borrower, certifying and attaching: (i) the organizational documents of Borrower, together with all amendments and modifications thereto; (ii) resolutions duly adopted by the board of directors (or similar governing body) of Borrower authorizing and approving the execution and delivery of this Ninth Amendment and all documents required to be delivered in connection herewith, and all transactions contemplated herein, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, with respect to the execution, delivery and performance by Borrower of this Ninth Amendment; (iii) names and true signatures of the officers of Borrower authorized to sign this Ninth Amendment and the other Loan Documents to which Borrower is a party and any other documents to which Borrower is a party that may be executed and delivered in connection herewith, as applicable; and (iv) a good standing certificate from the jurisdiction of formation of Borrower;

6.1.3.            the Loan Purchase and Assignment Agreement (the “Note Purchase Agreement”) entered into and effective as of the Effective Date, by and between Summit Financial Resources, LLC, as seller, and Lender, as purchaser;

6.1.4.            the Consent and Release by Borrower;

6.1.5.            a landlord’s waiver, in form and substance satisfactory to Lender, and providing, among other things, for the waiver of any Liens, certain notices and opportunity to cure and access to any Collateral, delivered by Borrower with respect to its leased location located at 1720 Sublette Avenue, St. Louis, Missouri 63110;

6.1.6.            opinions of counsel from counsel to Borrower, which shall be addressed to Lender and dated the Effective Date and in form and substance satisfactory to Lender;

6.1.7.            a perfection certificate in form and substance satisfactory to Lender;

6.1.8.            a Deposit Account Control Agreement entered into and effective as of the Effective Date, by and among Enterprise Bank & Trust, a Missouri chartered trust company with banking powers, Borrower and Lender; and

6.1.9.            the Intellectual Property Security Agreement, entered into and effective as of the Effective Date, duly executed by Borrower, as grantor, in favor of Lender.

6.2.         Closing of Note Purchase Transactions. The transactions evidenced by the Note Purchase Agreement shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to Lender, in accordance with the Note Purchase Agreement.

6.3.         Upfront Fee. Borrower shall have paid to Lender an upfront fee in the amount of $50,000, which upfront fee shall be fully earned on the date hereof.

6.4.         Professional Fees and Other Expenses. Borrower shall pay all of Lender’s costs and expenses (including attorneys’ fees) incurred in connection with the preparation and negotiation of this Ninth Amendment and the other Loan Documents.

6.5.         Insurance. Lender shall have received certificates of insurance and other evidence satisfactory to it of compliance with respect to Borrower with the insurance requirements of the Loan Agreement and the other Loan Documents.

6.6.         Budget. Lender shall have received a detailed, weekly cash budget, in form and substance satisfactory to Lender, setting forth Borrower’s projected weekly expenses through June 30, 2023.

6.7.         Lien Searches and Intellectual Property Searches. Lender shall have received lien searches and intellectual property searches with respect to Borrower.

6.8.         Other Documents. Lender shall have received such other documents as Lender may request with respect to any matter relevant to this Ninth Amendment or the transactions contemplated hereby.

7.            Acknowledgements of Borrower. Borrower hereby acknowledges the following:

7.1.         Lender has duly performed all of its obligations under the Loan Documents;

7.2.         Borrower remains indebted to Lender under the Loan Documents;

7.3.         Borrower’s obligations to Lender under the Loan Documents are secured by, valid, legally enforceable, duly recorded and perfected first-priority liens and security interests in the Collateral;

7.4.         No default or Event of Default, other than the Existing Events of Default, exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Ninth Amendment; and

7.5.         Lender is entitled to its attorneys’ fees, costs, and expenses as provided for in the Loan Documents.

8.            Representations and Warranties. In order to induce Lender to execute, deliver, and perform this Ninth Amendment, Borrower represents and warrants to Lender that:

8.1.         This Ninth Amendment is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and Borrower is solvent and not bankrupt;

8.2.         Borrower has the corporate power and authority to execute and deliver this Ninth Amendment;

8.3.         Borrower has duly executed and delivered this Ninth Amendment;

8.4.         This Ninth Amendment is not intended by the Parties to be a novation of the Loan Documents, and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

8.5.         This Ninth Amendment constitutes a valid and binding obligation of Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of generally affecting creditors’ rights and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

8.6.         No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law or other similar law, has been instituted by or threatened against Borrower; and

8.7.         The execution and delivery of this Ninth Amendment by Borrower and the performance by Borrower of its obligations hereunder will not violate or result in a breach or constitute a default under any agreement to which they are a party.

9.            Reaffirmation and Confirmation of Loan Documents. To induce Lender to enter into this Ninth Amendment, Borrower hereby consents to, confirms, and acknowledges all terms, conditions, and representations set forth herein and agrees with Lender that all Loan Documents are in full force and effect, that, as of the Effective Date, Borrower does not have any defense to its obligations under any Loan Documents nor any right to set-off under the terms of any Loan Documents, or applicable law; and that the obligations hereunder shall include and be deemed to include, without in any way limiting the generality thereof, the Loan Documents, as amended by this Ninth Amendment and the terms hereof, and each and every obligation or performance now or hereafter due to Lender from Borrower on account of, attributable to, or in connection with the Loan Documents as so affected by this Ninth Amendment.

10.          Release of Claims and Waiver of Defenses; Covenant Not to Sue.

10.1.       In further consideration of Lender’s execution of this Ninth Amendment, Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees and agents hereby forever, fully, unconditionally and irrevocably waive and release Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, lawyers and other professional advisors, employees and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by Lender or any other Releasee with respect to the Loan Documents and any Collateral on or before the date of this Ninth Amendment (collectively, the “Claims”). Borrower further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to collect or enforce any Claim.

10.2.       Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim. If Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, on behalf of itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

11.          Bankruptcy.

11.1.       As consideration for Lender agreeing to this Ninth Amendment and the Loan Documents Borrower agrees that in the event a bankruptcy petition under any chapter of Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law, receivership law, or other similar law, is filed by or against Borrower at any time after the Execution Date, Lender shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Lender complete relief from the automatic stay imposed by 11 U.S.C. § 362 to exercise its foreclosure and other rights, including, but not limited to, obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Ninth Amendment attached thereto. Borrower specifically agrees that:

11.1.1.            Upon filing of a motion for relief from the automatic stay, Lender shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of Lender to establish or prove the value of the Collateral, the lack of adequate protection of its interest in such Collateral, or the lack of equity in such Collateral;

11.1.2.            The lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to 11 U.S.C. § 362(d)(1); and

11.1.3.            Borrower will not directly or indirectly oppose or otherwise defend against Lender’s effort to gain relief from the automatic stay.

11.2.       This provision is not intended to preclude Borrower from filing for protection under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state, or foreign bankruptcy law or other similar law. The remedies prescribed in this Section are not exclusive and shall not limit Lender’s rights under the Loan Documents, this Ninth Amendment, or any law.

11.3.       All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration, and the provisions herein are material inducement for Lender entering into this Ninth Amendment.

12.          No Waiver; Continuing Validity; Compliance with Loan Documents. The execution, delivery, and performance of this Ninth Amendment by Lender and the acceptance by Lender of performance of Borrower hereunder (a) shall not constitute a waiver or release by Lender of any default that may now or hereafter exist under the Loan Documents, (b) shall not constitute a novation of the Loan Documents, and (c) except as expressly provided in this Ninth Amendment, shall be without prejudice to, and is not a waiver or release of, any rights of Lender at any time in the future to exercise any and all rights conferred by the Loan Documents or otherwise at law or in equity, including, but not limited to, the right to accelerate and/or demand immediate payment of the amounts due under the Loan Documents, to institute foreclosure proceedings, to institute collection proceedings, and/or to exercise any right against any other person or entity not a Party to this Ninth Amendment. Except as expressly modified or amended pursuant to this Ninth Amendment and any attachments hereto, the terms of the original Loan Documents, as previously modified, amended, and/or restated from time to time, shall remain unchanged and in full force and effect, and Borrower agrees to pay all amounts required to be paid pursuant to, and otherwise fully comply with, the terms, conditions, and requirements of the Loan Documents, as modified or amended pursuant to this Ninth Amendment, and make all required payments as provided for in this Ninth Amendment and in the Loan Documents, all as further set forth in this Ninth Amendment. Nothing in this Ninth Amendment will constitute a satisfaction of the obligations of Borrower under the Loan Documents, and it is the intention of Lender to retain as liable parties all makers and endorsers of the Loan Documents and the obligations thereunder unless a party is expressly released by Lender in writing. Any such maker or endorser will not be released by virtue of this Ninth Amendment.

13.          WAIVER OF JURY TRIAL. BORROWER UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF, THIS NINTH AMENDMENT, THE LOAN DOCUMENTS, ANY EXHIBIT TO THIS NINTH AMENDMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT EXISTS BETWEEN LENDER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NINTH AMENDMENT, ANY EXHIBIT TO THIS NINTH AMENDMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS NINTH AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.          Miscellaneous.

14.1.       This Ninth Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Ninth Amendment, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. For purposes of executing this Ninth Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or submitted in portable document format (PDF) is to be treated as an original document. The signature of any Party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile, telecopy or PDF document is to be re-executed in original form by the Parties who executed the facsimile, telecopy or PDF document. No Party may raise the use of a facsimile machine or telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile or telecopier machine or via electronic mail as a defense to the enforcement of this Ninth Amendment or any amendment or other document executed in compliance with this Section.

14.2.       Any future waiver, alteration, amendment, or modification of any of the provisions of the Loan Documents or this Ninth Amendment shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents nor this Ninth Amendment can be modified orally, by course of dealing, or by implied agreement. Moreover, any delay by Lender in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by Borrower as a release or waiver of the default.

14.3.       This Ninth Amendment shall be binding upon and shall inure to the benefit of the Parties, their heirs, executors, administrators, successors, legal representatives, and assigns.

14.4.       The headings of Sections in this Ninth Amendment are for convenience of reference only and shall not in any way affect the interpretation or construction of this Ninth Amendment.

14.5.       The warranties and representations of the parties in this Ninth Amendment shall survive the termination of this Ninth Amendment.

14.6.       The terms and conditions set forth in this Ninth Amendment are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Ninth Amendment or any documentation prepared pursuant to or in connection with this Ninth Amendment shall not be construed against any of the parties because of draftsmanship.

14.7.       For purpose of this Ninth Amendment and the Loan Documents, the addresses for notice to Borrower and Lender are as follows:

If to Lender:	Sterling Commercial Credit, LLC

10559 Citation Dr., Suite 204

Brighton, MI 48116

Attention: Greg Boller

Email: greg@sterlingcommercialcredit.com

With a copy to:	Blank Rome LLP

444 West Lake Street, Suite 1650

Chicago, IL 60606

Attention: Kenneth J. Ottaviano

Email: ken.ottaviano@blankrome.com

If to Borrower:	Allied Healthcare Products, Inc.

1720 Sublette Avenue

St. Louis, Missouri 63110

Attention: Daniel C. Dunn

Email: dunnd@alliedhpi.com

With a copy to:	Greensfelder Hemker & Gale, P.C.

10 S. Broadway Suite 2000

St. Louis, Missouri 63102

Attention: Joseph D. Lehrer

Email: jdl@greensfelder.com

Notice shall be in writing, and shall be deemed to have been given (a) 72 hours after being sent by certified or registered mail, return receipt requested, postage prepaid and addressed as set forth above; or (b) if by personal delivery (i) to Borrower when personally delivered to Borrower or any other agent or employee of Borrower at the address set forth above, or (ii) if to Lender, when personally delivered to an executive or officer of Lender at the address set forth above. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice. Borrower and Lender may change such address by sending written notice to the others in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof.

15.          Admissibility. In the event of Borrower’s default under, and termination or expiration of, this Ninth Amendment following execution by each Party, and notwithstanding any federal, state, or local statute, rule (such as Federal Rule of Evidence 408), or common law regarding admissibility of any conduct, statement, or document relating to settlement discussions and attempts to compromise, Borrower specifically agrees that the Loan Documents and this Ninth Amendment and all attachments executed in conjunction herewith shall be wholly admissible for the purpose of proving Borrower’s liability to Lender under, and the validity of and amount outstanding under, the Loan Documents and this Ninth Amendment. Borrower’s agreement and waiver under this Section shall survive termination or expiration of this Ninth Amendment.

16.          Ratification. The Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by this Ninth Amendment, are hereby ratified and confirmed in all respects. The terms and provisions of the Loan Agreement and all other Loan Documents are and shall remain in full force and effect. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Loan Agreement as hereby amended and otherwise modified.

17.          Integrated Agreement; Amendment. This Ninth Amendment, together with the Loan Agreement and the other Loan Documents, constitute the entire agreement and understanding between the parties hereto and supersede all other prior and contemporaneous agreements. This Ninth Amendment and the Loan Agreement shall be read and interpreted together as one agreement and shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws principles. This Ninth Amendment shall be deemed to have been executed by the parties hereto in the State of Michigan and may not be altered or amended except by written agreement signed by Lender and Borrower. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded. Borrower acknowledges and agrees that this Ninth Amendment is a final expression of the agreement between Lender and Borrower and this Ninth Amendment may not be contradicted by evidence of any alleged oral agreement.

[the remainder of this page intentionally left blank; signature(s) follow]

IN WITNESS WHEREOF, the parties have executed this Ninth Amendment as of the day and year first above written.

DEBTOR:	ALLIED HEALTHCARE PRODUCTS, INC.,

a Delaware corporation

	By:	/s/ Daniel C. Dunn

	Name:	Daniel C. Dunn

	Title:	Chief Financial Officer

[Signature Page to Ninth Amendment]

IN WITNESS WHEREOF, the parties have executed this Ninth Amendment as of the day and year first above written.

LENDER:	STERLING COMMERCIAL CREDIT, LLC,

a Delaware limited liability company

	By:	/s/ Gregg Boller

	Name:	Gregg Boller

	Title:	Chief Credit Officer

[Signature Page to Ninth Amendment]

EXHIBIT A

Amended Credit Agreement

[See attached]

FINAL FORM

CONFORMED LOAN AND SECURITY AGREEMENT INCORPORATING: First Amendment to Loan and Security Agreement dated April 16, 2018, Second Amendment to Loan and Security Agreement dated April 24, 2019, Third Amendment to Loan and Security Agreement dated December 18, 2020, Fourth Amendment to Loan and Security Agreement dated October 7, 2021, Fifth Amendment to Loan and Security Agreement dated June 13, 2022, Sixth Amendment to Loan and Security Agreement dated January 30, 2023, Seventh Amendment to Loan and Security Agreement effective as of February 19, 2023, Eighth Amendment to Loan and Security Agreement effective as of March 8, 2023, and Ninth Amendment to Loan and Security Agreement and Forbearance dated March 13, 2023.

Loan and Security Agreement

This Loan and Security Agreement is made and entered into by and between STERLING COMMERCIAL CREDIT, LLC, a Delaware limited liability company (as assignee to SUMMIT FINANCIAL RESOURCES, LLC, a Delaware limited liability company and the successor in interest to SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership), and ALLIED HEALTHCARE PRODUCTS, INC. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Definitions. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. Terms defined in the UCC shall have the meanings set forth in the UCC, except as otherwise defined herein. As used herein, the term:

“Account” shall have the meaning set forth in the UCC.

“Account Advance” means an advance of the Loan based on Eligible Accounts.

“Account Advance Rate” means eighty-five percent (85%), or such other percent as may be determined from time to time by Lender in its sole discretion.

“Account Debtor” means any person or entity obligated for payment of an Account.

“Account Due Date” means ninety (90) days from the date of the invoice evidencing the Account.

“Accounting Standards” means (a) in the case of financial statements and reports, conformity with generally accepted accounting principles and fully and fairly representing the financial condition as of the date thereof and the results of operations for the period or periods covered thereby, consistent with other financial statements of Borrower previously delivered to Lender, and (b) in the case of calculations, definitions, and covenants, generally accepted accounting principles consistent with those used in the preparation of financial statements of Borrower previously delivered to Lender.

“Accounts Receivable Administration Fee” shall have the meaning set forth in Section 2.7 Administration Fees.

“Administration Fees” means, collectively, the Accounts Receivable Administration Fees and the Inventory Administration Fees.

“Banking Business Day” means any day not a Saturday, Sunday, legal holiday in the State of Michigan, or day on which national banks in the State of Michigan are authorized to close.

“Borrower” means ALLIED HEALTHCARE PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, its successors and, if permitted, assigns.

“Collateral” means the following personal property of Borrower, wherever located, now owned or existing or hereafter acquired or created, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the Collateral, all leases of any of the Collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the Collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all Inventory; (b) all Accounts; (c) all equipment, goods and motor vehicles; (d) all general intangibles, including, without limitation, any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Borrower or held by Borrower; any and all leases under which Borrower is the lessor; any and all chattel paper in favor of, owing to, or held by Borrower, including, without limitation, any and all conditional sale contracts or other sale agreements, whether Borrower is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles which secure the Obligations; all deposit accounts, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; all investment property, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, all documents; all letter-of- credit rights; and all supporting obligations; and (f) all balances, deposits, debts or any other amounts or obligations of Lender owing to Borrower, including, without limitation, any Reserve, whether or not due.

“Collected Payments” means collections and payments received by Lender on Accounts of Borrower. Credits for Collected Payments shall be provisional and subject to final payment and collection of the deposited item.

“Collected Reserve” means such amounts as may be determined from time to time by Lender in its sole discretion that are deducted from Collected Payments or withheld by Lender from disbursements of the Loan.

“Default Rate” means a variable interest rate computed on the basis of a three hundred sixty (360) day year as follows: twenty percent (20%) per annum above the Prime Rate, adjusted as of the date of any change in the Prime Rate.

“Deposit Account” means a “deposit account” as defined in Article 9 of the UCC, investment account or other account in which funds are held or invested for credit to or for the benefit of Borrower.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Lender, among Lender, Borrower and Deposit Bank, which agreement provides that (a) such Deposit Bank shall comply with instructions originated by Lender directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (b) such Deposit Bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and returned items, and containing such other terms and conditions as Lender may require, including as to any such agreement pertaining to a Lockbox or a Lockbox Account, providing that such financial institution shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account all funds received or deposited into such Lockbox or Lockbox Account.

“Deposit Bank” means each bank in which Borrower maintains a Deposit Account.

“Eligible Account” means an Account of Borrower which meets the following specifications at the time it is created and at all times thereafter until collected in full unless otherwise indicated by Lender in its sole and absolute discretion:

a.            The Account is not subject to any Liens other than Permitted Encumbrances, Lender has a first priority, perfected Lien on such Account, and the Account meets all applicable representations, warranties, and covenants concerning the Collateral set forth in Section 4.4 Representations and Warranties Concerning Collateral and Section 4.5 Covenants Concerning Collateral.

b.            The Account is not past the Account Due Date.

c.            Performance of all services giving rise to the Account has been completed and all goods giving rise to the Account have been delivered.

d.            The Account Debtor is located or authorized to do business within the United States or Canada (excluding the province of Newfoundland, the Northwest Territories, and the Territory of Nunavut) and maintains an office and transacts business in the United States or Canada (excluding the province of Newfoundland, the Northwest Territories, and the Territory of Nunavut), or payment of the Account (i) has been assured by a letter of credit in a form and upon terms acceptable to Lender or (ii) is covered under a policy of credit insurance acceptable to Lender which has been assigned to Lender or names Lender as an additional insured and lender loss payee in a form and manner acceptable to Lender.

e.            No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the Account Debtor; no receiver, trustee or custodian has been appointed for any part of the property of the Account Debtor; and no property of the Account Debtor has been assigned for the benefit of creditors.

f.            Neither the Account, nor any invoice, credit application, bill, billing memorandum, correspondence, or any other document relating to an Account, contracts for or charges any interest or any other charge in excess of the maximum non-usurious rate allowed pursuant to applicable law.

g.            If twenty-five percent (25%) or more of the outstanding Accounts owing by an Account Debtor are past the Account Due Date, none of the Accounts owing by that Account Debtor shall be Eligible Accounts.

h.            The Account is not owing by an Account Debtor for whom the terms of sale by Borrower are cash on delivery (“COD”) or considered a cash sale.

i.             Borrower does not owe an account payable to the Account Debtor which could be set off against the Account.

j.             If the total of all outstanding Accounts owing by any single Account Debtor equals thirty percent (30%) or more of the total outstanding Accounts owing to Borrower, the amount of Accounts owing by that Account Debtor in excess of this limit shall not be Eligible Accounts.

k.            If the Account is subject to any type of retainage, only the non-retainage portion of the Account shall be an Eligible Account.

l.            The Account is not owing with respect to any job which is bonded.

m.           The Account does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

n.            The Account is not owing by an employee, officer, or director of Borrower or by a parent, subsidiary, sister company, or other company or entity related to or an affiliate of Borrower.

o.            For all Accounts arising under any contract, subcontract, purchase order, or any other agreement with or related to the United States Government, or any agency, branch, division, or subdivision thereof, the Account Debtor has acknowledged and consented to Borrower’s assignment of Accounts to Lender and has agreed, in a form acceptable to Lender, to remit payments directly to Lender.

p.            The Account will not be paid by credit card or other form of electronic payment other than wire or ACH transfer sent directly to a deposit account specified by Lender.

q.            The Account Debtor is a duly organized and registered business entity and not an individual consumer.

r.             The Account has not been deemed by Lender to be unacceptable and is not owing by an Account Debtor deemed by Lender to be unacceptable.

s.            The Account is not paid or payable to a deposit account that is not subject to a Deposit Account Control Agreement benefitting Lender.

The net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts as originally billed minus all cash collections and other proceeds of such Eligible Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts, bad debt, credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

“Eligible Inventory” means Inventory located on Borrower’s premises or at such other locations as Lender may approve from time to time in writing, which consists of finished goods or raw materials that can be readily marketed for sale without further processing, which is subject to no security interest, lien, or encumbrance of any nature whatsoever with priority over the security interest created by the Loan Documents, except any liens for current taxes and assessments which are not delinquent, and which meets all applicable representations, warranties, and covenants concerning Collateral set forth in Section 4.4 Representations and Warranties Concerning Collateral and Section 4.5 Covenants Concerning Collateral: but excluding any Inventory which consists of shipping materials or which, in the sole discretion of Lender, is damaged, outdated, obsolete, or otherwise unacceptable to Lender.

“Enterprise Accounts” shall mean, collectively, all of Borrower’s deposit accounts maintained at Enterprise Bank & Trust, a Missouri chartered trust company with banking powers, existing on or prior to the Ninth Amendment.

“Escrow Reserve” means the amount of Eligible Accounts withheld by Lender on which disbursements of the Loan are based equal to one (1) minus the Account Advance Rate multiplied by the face amount of the Eligible Accounts.

“Event of Default” shall have the meaning set forth in Section 8.1 Events of Default.

“Field Examination Fee” means a fee in an amount equal to Nine Hundred Fifty Dollars ($950) per day, per examiner plus out-of-pocket expenses.

“Inventory” shall have the meaning set forth in the UCC.

“Inventory Administration Fee” shall have the meaning set forth in Section 2.7 Administration Fees.

“Inventory Advance” means an advance of the Loan based on Eligible Inventory.

“Inventory Advance Rate” means fifty percent (50%), or such other percentage as may be determined from time to time by Lender in its sole discretion.

“Lender” means STERLING COMMERCIAL CREDIT, LLC, a Delaware limited liability company (as assignee to SUMMIT FINANCIAL RESOURCES, LLC, a Delaware limited liability company and the successor in interest to SUMMIT FINANCIAL RESOURCES, L.P., a Hawaii limited partnership), and its successors and assigns.

“Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Lender in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys’ fees and legal expenses, (b) transportation and storage costs, (e) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

“Loan” means the loan to be made pursuant to Section 2 Loan Description.

“Loan and Security Agreement” means this agreement, together with any exhibits, amendments, addendums, and modifications.

“Loan Commitment Period” means the period from the date of this Loan and Security Agreement until the earlier of (a) September 13, 2023, and (b) any date on which Lender accelerates the maturity of the Loan pursuant to Section 9.1.

“Loan Documents” means the Loan and Security Agreement, Security Documents, each Deposit Account Control Agreement, each intellectual property security agreement and all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Lockbox Account” means an account or accounts maintained at the “Lockbox Bank” into which collections of Accounts are paid.

“Lockbox Bank” has the meaning set forth in Section 4.2(a).

“Material Adverse Effect” means a material adverse effect on Borrower’s financial condition, conduct of its business, or ability to perform its obligations under the Loan Documents.

“Maximum Loan Amount” means Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

“Monthly Minimum” means twenty-five hundredths percent (0.25%) of the Maximum Loan Amount.

“Ninth Amendment” means that certain Ninth Amendment to Loan and Security Agreement and Forbearance dated as of March 13, 2023, by and among Lender and Borrower.

“Obligations” shall have the meaning set forth in Section 4.1 Grant of Security Interest.

“Payment Instruction Letter” shall have the meaning set forth in Section 4.2 Payment on Accounts.

“Permitted Encumbrances” means liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, security interests and liens created by the Loan Documents, and security interests and liens authorized in writing by Lender.

“Prime Rate” means the interest rate per annum published in The Wall Street Journal from time to time as the “Prime Rate”, such rate to change automatically effective as of the effectiveness of each change in such Prime Rate. This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein. If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an alternate publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated, or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index. The Prime Rate is a non-managed rate based upon prevailing prime rates quoted in The Wall Street Journal. If multiple rates are quoted, then the highest prime rate will be the Prime Rate. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Qualified Bank Financing” means financing provided directly by a full-service commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation in the form of a revolving line of credit for which the primary collateral is Borrower’s Accounts. Financing provided by a subsidiary, affiliate or division of such a bank does not qualify as Qualified Bank Financing.

“Reserve” means, individually and collectively, the Escrow Reserve and the Collected Reserve.

“Security Documents” means all security agreements, including, without limitation, this Loan and Security Agreement, assignments, pledges, financing statements, and other documents which create or evidence any security interest, assignment, lien or other encumbrance in favor of Lender to secure any or all of the Obligations created or contemplated by any of the Loan Documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“UCC” means the Uniform Commercial Code as adopted now or in the future in the State of Michigan.

2.            Loan Description.

2.1.           Amount of Loan. Upon fulfillment of all conditions precedent set forth in this Loan and Security Agreement, and so long as no Event of Default exists and no other breach has occurred under the Loan Documents, Lender may, in its sole discretion, loan Borrower up to the Maximum Loan Amount.

2.2.           Nature and Duration of Loan. The Loan shall be a revolving loan payable in full upon the date and upon the terms and conditions provided in this Loan and Security Agreement. Lender and Borrower intend the Loan to be in the nature of a line of credit under which Borrower may repeatedly draw funds on a revolving basis in accordance with the terms and conditions of this Loan and Security Agreement. The right of Borrower to draw funds and the obligation of Lender to advance funds shall not accrue until all of the conditions set forth in Section 5 Conditions to Loan Disbursements have been fully satisfied, and shall terminate: (a) upon occurrence of an Event of Default or (b) upon the expiration of the final Loan Commitment Period.

2.3.           Notice and Manner of Borrowing. Requests by Borrower for advances of the Loan shall be given in writing or orally no later than one (1) Banking Business Day prior to the date on which the advance is to be made. Each request for an advance shall be accompanied by such reports, certificates, and information as may be required hereunder or otherwise requested by Lender, in the form requested by Lender, including, without limitation, an itemization of outstanding Eligible Accounts, details and information concerning outstanding Eligible Accounts and concerning Eligible Inventory, and an updated report on collections on Eligible Accounts.

2.4.           Interest. So long as no Event of Default has occurred, interest shall accrue on the outstanding principal balance of the Loan from the date of disbursement of the principal amount of the Loan, or any portion thereof, until paid, both before and after judgment, at a variable rate computed on the basis of a three hundred sixty (360) day year as follows:

a.            Interest shall accrue on all outstanding principal relating to Account Advances at the sum of (i) the Prime Rate from time to time in effect, adjusted as of the date of any change in the Prime Rate, plus (ii) six and one-half percent (6.50%), but in no event shall the Interest Rate be less than fourteen percent (14%) per annum; and

b.            Interest shall accrue on all outstanding principal relating to Inventory Advances at the (i) the Prime Rate from time to time in effect, adjusted as of the date of any change in the Prime Rate, plus (ii) six and one-half percent (6.50%), but in no event shall the Interest Rate be less than fourteen percent (14%) per annum.

Interest shall be paid monthly in arrears commencing on the last day of the month in which this Loan and Security Agreement is executed and on the last day of each month thereafter. For purposes of calculating interest owing, payments delivered to a bank or other agent on behalf of Lender shall be deemed received three (3) Banking Business Days after the date of receipt of advice by Lender from the bank or agent that the payments received have been credited to the account of Lender.

2.5.           Collected Payments: Setoff and Deduction by Lender. Lender shall apply all Collected Payments to the Loan and to payment of all other Obligations owing by Borrower under the Loan Documents in such order as set forth in Section 10.12 Interest on Expenses and Indemnification. Collateral Order of Application. As to all amounts owing to Lender by Borrower, Lender may (a) deduct such amount from Collected Payments, (b) setoff and deduct such amount against disbursements of the Loan, (c) demand payment from Borrower whereupon Borrower shall promptly pay such amount to Lender, or (d) exercise any combination of the alternatives set forth in this Section or available under the Loan Documents, at law, or in equity.

2.6.           Limitations on Advances.

a.            Account Advances. Notwithstanding anything to the contrary in the Loan Documents, no Account Advances shall be made on the Loan if, after making the requested Account Advance, the total, aggregate, principal amount of all Account Advances outstanding will exceed the lesser of: (i) the total, face amount of all outstanding Eligible Accounts multiplied by the Account Advance Rate, or (ii) together with the aggregate amount of all outstanding Inventory Advances, the Maximum Loan Amount.

b.            Inventory Advances. Notwithstanding anything to the contrary in the Loan Documents, no Inventory Advances shall be made on the Loan if, after making the requested Inventory Advance, the total, aggregate principal amount: of all Inventory Advances will exceed the lowest of: (i) its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of Eligible Inventory (as determined by Lender in its sole discretion) multiplied by the Inventory Advance Rate; (ii) one hundred percent (100%) of the amount of outstanding Account Advances; and (iii) together, with the aggregate amount of all outstanding Account Advances, the Maximum Loan Amount.

c.            Budget/Use of Advances. Borrower and Lender have agreed upon the budget attached as Exhibit B to the Ninth Amendment (the “Budget”). Borrower shall operate its business in accordance with the Budget, provided, that Borrower shall be permitted (i) to the extent that an expense provided for in the Budget in one week is not paid in that week, to pay such expense in a subsequent week and (ii) to make expenditures that exceed up to ten percent (10%) of the amount provided in total Budget during any week, so long as at no time shall the aggregate of all actual disbursements for all preceding weeks of the Budget exceed by more than ten percent (10%) of the aggregate of all budgeted disbursements for such period (the “Allowed Variance”); provided further, that (x) there shall be no Allowed Variance for professional fees and expenses, (y) by no later than the Wednesday Business Day of each week, Borrower shall provide to the Lender a variance report reflecting, on a line-item basis, the actual cash disbursements for the preceding week and the percentage variance of such actual disbursements from those reflected in the Budget for that period, and (z) no variance from the Budget shall increase the amounts that Borrower is authorized to borrow under this Loan and Security Agreement.

Borrower will maintain at all times Eligible Accounts and Eligible Inventory so that the total, aggregate, principal amount of all Account Advances and Inventory Advances at any time outstanding and unpaid shall be in compliance with these formulas. If at any time the total, aggregate, principal amount of all Account Advances and/or Inventory Advances outstanding and unpaid exceeds any of the amounts allowable under either of these formulas, Borrower shall immediately make payment to Lender in a sufficient amount to bring the amount of such advances back into compliance, and if such payment is not immediately made, interest shall accrue on such amount at the Default Rate, regardless of whether Lender waives the Event of Default caused by such non-payment.

Notwithstanding the foregoing, upon the request of Borrower, Lender may, in its sole discretion and without any duty to do so, elect from time to time to make Account Advances in excess of the formula set forth in this Section (each an “Authorized Overadvance”). Lender may decline to make any Authorized Overadvance for any reason or for no reason, without notice, regardless of any course of conduct or past Authorized Overadvances made by Lender. Each Authorized Overadvance shall be subject to the interest, fees and charges, and all terms and conditions applicable to an Account Advance under this Loan and Security Agreement, and may be subject to additional interest, fees and charges, and terms and conditions as Lender may indicate at the time of its authorization for the Authorized Overadvance, and each Authorized Overadvance shall be repaid in accordance with the terms indicated by Lender at the time of its authorization for the Authorized Overadvance.

2.7.           Administration Fees.

a.            Accounts Receivable Administration Fee. Borrower shall pay Lender a monthly administration fee (the “Accounts Receivable Administration Fee”), in an amount equal to sixty hundredths percent (0.60%) of the average outstanding daily principal amount of Account Advances for each calendar month, or portion thereof, with the first such fee being due and payable March 31, 2023.

b.            Inventory Administration Fee. Borrower shall pay Lender a monthly administration fee (the “Inventory Administration Fee”) in an amount equal to sixty hundredths percent (0.60%) of the average outstanding daily principal amount of Inventory Advances for each calendar month, or portion thereof, with the first such fee being due and payable March 31, 2023.

The Administration Fees are for monitoring of the Collateral and for management of the Accounts and are not intended to be and shall not be construed to be interest. The Administration Fees shall be due and payable monthly in arrears. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary each month to pay the Administration Fees.

2.8.           Supplemental Fee. Borrower shall pay Lender a monthly supplemental fee in an amount equal to the amount by which the Monthly Minimum exceeds the amount of Administration Fees for each month plus the amount of interest paid for each month. The supplemental fee shall be due and payable monthly in arrears. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary to pay the monthly supplemental fees.

2.9.           Reserve. The Reserve shall be a contingent obligation owing to Borrower by Lender and shall be disbursed only in accordance with the terms and conditions of this Loan and Security Agreement. Lender may use the Reserve, in Lender’s sole discretion, to repay any Obligations owing by Borrower to Lender as set forth in Section 2.5 Collected Payments: Setoff and Deduction by Lender. Interest shall not accrue on the Reserve and Borrower shall not be entitled to any interest on the Reserve. Lender shall have no obligation to segregate, not commingle, or otherwise account for the use of the Reserve, and Lender shall be free to use the Reserve as working capital or as Lender otherwise determines. From time to time and upon Borrower’s request, Lender may, in its sole discretion, elect to release all or any portion of the Collected Reserve to Borrower. In addition, upon termination and payment in full of the Loan and all other Obligations owing by Borrower under the Loan Documents, any balance of the Reserve shall be paid to Borrower, provided that if Lender has reasonable grounds to believe that any collections or other payments received by Lender may be dishonored, voided, or preferential, or claims may be made against Lender for which Borrower would be liable, Lender may continue to hold the Reserve so long as such matters are outstanding and unresolved.

2.10.         Maximum Interest.

(a)            In no event shall the interest charged with respect to the Loan or any other obligations of Borrower under any Loan Document exceed the maximum amount permitted under the laws of the State of Michigan or of any other applicable jurisdiction.

(b)            Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

(c)            In no event shall the total interest received by Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

(d)            In computing interest payable with reference to the Maximum Lawful Rate applicable to Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.            Termination of Loan. If Borrower elects to terminate the Loan at any time prior September 13, 2023, or an Event of Default accelerates payment of the Loan or terminates the right of Borrower to receive advances hereunder, Borrower shall pay Lender an early termination fee equal to the Monthly Minimum multiplied by the number of months, or portions thereof, remaining until September 13, 2023, which amount shall be due and payable in full upon the date of any such termination.

4.            Security for Loan.

4.1.           Grant of Security Interest. Borrower hereby grants Lender a security interest in the Collateral. Borrower and Lender acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Borrower, regardless of when advances to Borrower are actually made or when the Collateral is created or acquired.

The Collateral shall secure all of Borrower’s present and future debts, obligations, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, covenants, and duties owing by Borrower to Lender of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, (a) the Loan, (b) all obligations of Borrower under the Loan Documents, (c) all advances of the same kind and quality relating to this transaction, and (d) all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any subsidiary or their respective property (collectively, the “Obligations”).

Borrower’s obligations under this Loan and Security Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Loan and Security Agreement.

4.2.           Payment on Accounts.

a.            Borrower shall maintain a lockbox (the “Lockbox”) with a United States depository institution designated from time to time by Lender (the “Lockbox Bank”), subject to the provisions of this Loan and Security Agreement, and shall execute with the Lockbox Bank a Deposit Account Control Agreement and such other agreements related to such Lockbox as Lender may require. Upon execution and delivery of the Ninth Amendment, Borrower shall immediately execute and deliver to Lender a payment instruction letter in a form acceptable to Lender (the “Payment Instruction Letter”). Lender is hereby authorized to, and may at any time and from time to time, use the Payment Instruction Letter, or any other form of notice as determined by Lender, to notify any or all Account Debtors that the Accounts of Borrower have been assigned to Lender and/or to instruct any or all Account Debtors that the Accounts of Borrower are to be paid to a Deposit Account designated by Lender. Borrower shall not amend, modify, or otherwise alter the payment instructions contained in the Payment Instruction Letter or otherwise interfere in any manner with such payment instructions. In addition, in order to cause all payments on all Accounts be sent directly to a Deposit Account designated by Lender and unless directed otherwise in writing by Lender, Borrower shall promptly mail an invoice to each Account Debtor on each Account, which invoice shall be stamped or printed with a notice, in a form acceptable to Lender, instructing that payment on the Account is to be made in accordance with the payment instructions contained in the Payment Instruction Letter.

b.            Except as agreed otherwise in writing by Lender, any payments received by Borrower on Accounts shall be held in trust by Borrower for Lender, and in the event an Account Debtor makes payment to Borrower on any Account, Borrower shall immediately notify Lender of the payment and deliver the payment to Lender. If payment is made by check or similar instrument, such instrument shall be immediately delivered to Lender in the form received without negotiation. If any payment received by Borrower on any Account is deposited or negotiated by Borrower, or if Borrower fails to tender any payment to Lender within two (2) Banking Business Days of receipt by Borrower, Borrower shall, in addition to immediately delivering the payment to Lender, pay Lender a payment conversion fee equal to ten percent (10%) of the amount of the payment. Lender is authorized and directed to disburse a sufficient amount of the Loan as necessary to pay any payment conversion fees.

c.            Borrower does hereby make, constitute, and appoint Lender and its designees as Borrower’s true and lawful attorney in fact, with full power of substitution, to (i) cause any mail relating to the Accounts to be delivered to a designated address of Lender, (ii) receive and open all mail addressed to Borrower and to remove therefrom any payments of Accounts, and (iii) endorse Borrower’s name upon any notes, checks, acceptances, drafts, money orders, and other forms of payment of the Accounts of Borrower. Borrower agrees to execute and deliver any documents and take such actions as may be reasonably requested by Lender to give effect to the foregoing. This power of attorney is irrevocable and coupled with an interest.

4.3.           Collection of Accounts. Until such time as provided in this Section, Borrower is authorized to collect the Accounts in a commercially reasonable manner, provided that (a) Borrower instructs all Account Debtors to remit all payments on all Accounts directly and exclusively to a Deposit Account designated by Lender in accordance with the payment instructions set forth in the Payment Instruction Letter, and (b) in the event Borrower receives any payment from an Account Debtor on any Account, Borrower immediately delivers such payment directly to a Deposit Account designated by Lender in accordance with Section 4.2 Payment on Accounts. Borrower agrees to use diligent and good faith efforts to collect the Accounts. Notwithstanding the foregoing, Borrower authorizes Lender to contact Account Debtors concerning verification, payment, and collection of Accounts. Borrower may maintain up to $60,000 in the aggregate in the Enterprise Accounts at any time; provided, however, Borrower shall immediately remit all amounts in excess of $60,000 directly to a Deposit Account designated by Lender.

Upon the occurrence of an Event of Default, or upon Borrower’s receipt of notice from Lender that Borrower is no longer authorized to collect the Accounts, which Lender may determine at any time in its sole discretion for any reason or for no reason regardless of any course of conduct or past collections by Borrower, the following terms and conditions shall, unless directed otherwise in writing by Lender, thereafter apply to all Accounts:

a.            Borrower shall promptly mail an invoice to each Account Debtor on each Account, which invoice shall be stamped or printed with a notice, in a form acceptable to Lender, stating that the Account is payable to Lender at a Deposit Account designated by Lender and providing Lender’s payment instructions. Lender shall have the exclusive right to collect and to receive all payments on all Accounts, and Borrower shall not otherwise bill for, submit any invoice, or otherwise attempt to collect any Account.

b.            Borrower acknowledges and agrees that Lender’s collection of Accounts in a commercially reasonable manner does not require, and Lender is not obligated, to commence any legal action, including, without limitation, the sending of an attorney’s demand letter, to collect any Account. Borrower further acknowledges and agrees that Lender is not a collection agency and will not provide debt collection services for Borrower’s Accounts. If any Account is not timely paid, Lender may, but is not obligated to, engage a collection agency, attorney or other service provider to collect the Account. All commissions, fees and charges of any such collection agency, attorney or other service provider shall be paid by Borrower.

c.            Lender is authorized to continue to contact Account Debtors concerning verification, payment, and collection of Accounts, and Borrower authorizes Lender to settle or compromise any Account, in the sole discretion of Lender subject only to acting in good faith. Borrower hereby waives and releases any and all claims relating to or arising out of any act or omission by Lender in the verification and collection of Accounts, excluding those based on gross negligence or intentional misconduct.

d.            Borrower shall promptly and completely respond to all requests from Lender for any information or records requested to assist in collection of Accounts. If Borrower fails to respond to any request within two (2) Banking Business Days, Lender may deem the Account to no longer be an Eligible Account.

e.            Upon inquiry from an Account or upon request of Lender, Borrower shall notify the Account Debtor to make payment directly to or as directed by Lender.

f.            Lender may, but has no duty to, and Borrower hereby authorizes Lender to, execute and file, on behalf of Borrower or in Lender’s name, mechanic’s liens and all other notices and documents to create, perfect, preserve, foreclose and/or release any lien for work performed or materials provided to improve real property. Except as otherwise instructed by Lender, Borrower is authorized to file any such mechanic’s liens and other notices and documents in Borrower’s discretion.

4.4.           Representations and Warranties Concerning Collateral. Borrower represents and warrants that:

a.            Borrower is the sole owner of the Collateral.

b.            The Inventory and Accounts are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except Permitted Encumbrances.

c.            The Account is a bona fide obligation of the Account Debtor for the amount identified on the records of Borrower and there have been no payments, deductions, credits, payment terms, or other modifications or reductions in the amount owing on such Account except as reported to Lender prior to Lender making any advance based upon the Account.

d.            There are no defenses or setoffs to payment of the Account which can be asserted by way of defense or counterclaim against Borrower or Lender and the Account will be timely paid in full by the Account Debtor.

e.            There is presently no default or delinquency in any payment of the Accounts, except for any default or delinquency which has been reserved against by Borrower in accordance with generally accepted accounting principles and the Accounts will be timely paid in full by the obligors, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts.

f.            Borrower has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which do not affect a material portion of the Accounts.

g.            All services performed or goods sold giving rise to the Accounts have been rendered or sold in compliance with applicable laws, ordinances, rules, and regulations and in the ordinary course of Borrower’s business.

h.            There have been no extensions, modifications, or other agreements relating to payment of the Accounts, except those granted in the ordinary course of business and which do not affect a material portion of the Accounts.

4.5.           Covenants Concerning Collateral. Borrower covenants that:

a.            Borrower will keep the Accounts and Inventory free and clear of any and all security interests, liens, assignments or other encumbrances, except Permitted Encumbrances.

b.            Borrower will immediately notify Lender of any dispute concerning any Account and of any bankruptcy filing, lien, garnishment, or other legal action concerning any Account or Account Debtor.

c.            Borrower hereby authorizes Lender to file UCC Financing Statements concerning the Collateral. Borrower will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Lender for perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Lender, and perform such other acts reasonably requested by Lender for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Lender is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

d.            Borrower agrees to insure the Inventory, at Borrower’s expense, against loss, damage, theft, and such other risks as Lender may request to the full insurable value thereof with insurance companies and policies satisfactory to Lender. Proceeds from such insurance shall be payable to Lender as its interest may appear. Such policies shall name Lender as an additional insured and as lender loss payee and shall provide for a minimum thirty (30) days written cancellation notice to Lender. Upon request, policies or certificates attesting to such coverage shall be delivered to Lender. Insurance proceeds may be applied by Lender toward payment of any Obligation secured by this Loan and Security Agreement, whether or not due, in such order of application as Lender may elect.

e.            Borrower will at all times keep accurate and complete records of the Collateral. Lender or its representatives may, at any time and from time to time, enter any premises where the Collateral and/or the records pertaining to the Collateral are located and inspect, inventory, audit, check, copy, and otherwise review the Collateral and the records concerning the Collateral.

f.            So long as no Event of Default has occurred, Borrower shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business so long as all Accounts and all payments arising therefrom are tendered directly to Lender. No other disposition of the Inventory may be made without the prior written consent of Lender.

g.            Borrower shall not enter into or permit to exist any arrangement or agreement, other than with Lender, which directly or indirectly permits Borrower to create or incur a lien on its real property located in New York, including both the land and building thereon, located at the following address: 46 New St, Stuyvesant, NY 12173.

4.6.           Release of Lender as Condition to Lien Termination. In recognition of Lender’s right to have all its attorneys’ fees and expenses incurred in connection with this Loan and Security Agreement secured by the Collateral, notwithstanding payment in full of the Loan and all other Obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any Security Document unless and until Borrower has executed and delivered to Lender a general release in form and substance satisfactory to Lender.

5.            Conditions to Loan Disbursements.

5.1.           Conditions to Loan Disbursements. Lender’s obligation to advance any funds at any time pursuant to this Loan and Security Agreement is discretionary, and Lender shall have no obligation to disburse any portion of the Loan under this Loan and Security Agreement, notwithstanding anything to the contrary in the Loan Documents. Lender may, at any time and from time to time, decline to advance all or any portion of the Loan under this Loan and Security Agreement for any reason or for no reason, without notice, regardless of any course of conduct or past advances or disbursements by Lender, In addition, Lender shall not consider making any disbursements of the Loan until all of the conditions set forth below have been satisfied, and each disbursement of the Loan shall be expressly subject to such conditions. All of the documents referred to below must be in a form and substance acceptable to Lender.

a.            All of the Loan Documents and all other documents contemplated to be delivered to Lender prior to funding have been fully executed and delivered to Lender.

b.            All of the documents contemplated by the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and will have a priority acceptable to Lender.

c.            All other conditions precedent provided in or contemplated by the Loan Documents or any other agreement or document have been performed.

d.            As of the date of each disbursement of the Loan, the following shall be true and correct: (i) all representations and warranties made by Borrower in the Loan Documents are true and correct as of the date of such disbursement; and (ii) no Event of Default has occurred and no conditions exist and no event has occurred, which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

e.            For each requested disbursement, Lender has received such reports and information as requested by Lender or otherwise required under this Loan and Security Agreement.

f.            For each requested disbursement, Borrower shall provide a loan-to-collateral update reflecting actual versus projected values as of the date thereof.

All conditions precedent set forth in this Loan and Security Agreement and any of the Loan Documents are for the sole benefit of Lender and may be waived unilaterally by Lender.

5.2.           No Default. Adverse Change, False or Misleading Statement. Lender’s agreement to make the Loan available to Borrower pursuant to this Loan and Security Agreement shall, at Lender’s sole discretion, terminate upon the occurrence of any Event of Default, any event which could have a Material Adverse Effect, or upon the determination by Lender that any of Borrower’s representations made in any of the Loan Documents were false or materially misleading when made. Upon the exercise of such discretion, Lender shall be relieved of all further obligations under the Loan Documents.

6.            Representations and Warranties.

6.1.           Organization and Qualification. Borrower represents and warrants that: (a) it is a corporation organized and existing under the laws of the State of Delaware; (b) its complete and exact name is ALLIED HEALTHCARE PRODUCTS, INC.; (c) the organizational identification number, if any, assigned to it by its state of organization is 884062; and (d) during the five (5) years preceding the date of this Loan and Security Agreement, it has not (i) been known by nor used any legal, fictitious or trade name; (ii) changed its name in any respect; (iii) been the surviving entity of a merger or consolidation; or (iv) acquired all or substantially all of the assets of any person or entity.

6.2.           Authorization. Borrower represents and warrants that the execution, delivery, and performance by Borrower of the Loan Documents has been duly authorized by all necessary action on the part of Borrower and are not inconsistent with any organizational documents of Borrower, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon execution and delivery thereof, the- Loan Documents will constitute legal/ valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

6.3.           Accuracy of Financial Statements. Borrower represents and warrants that (a) all of its audited financial statements heretofore delivered to Lender, if any, have been prepared in accordance with Accounting Standards;(b) all of its unaudited financial statements heretofore delivered to Lender, if any, fully and fairly represent its financial condition as of the date thereof and the results of its operations for the period or periods covered thereby and are consistent with other financial statements previously delivered to Lender; (c) since the dates of the most recent audited and unaudited financial statements delivered to Lender, if any, there has been no event which would have a Material Adverse Effect on its financial condition; and (d) all of its pro forma financial statements heretofore delivered to Lender, if any, have been prepared consistently with its actual financial statements and fully and fairly represent its anticipated financial condition and the anticipated results of its operation for the period or periods covered thereby.

6.4.           Full and Accurate Disclosure. Borrower represents and warrants that this Loan and Security Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other reports, information, and statements furnished by Borrower to Lender in connection herewith contain no untrue statement of a material fact and omit no material fact necessary to make the statements contained therein or herein not misleading. Borrower represents and warrants that it has not failed to disclose in writing to Lender any fact that would have a Material Adverse Effect.

6.5.           Compliance with Export Controls. Borrower represents and warrants that it is not listed and does not appear on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists and is able to make and receive any advance or extension of credit from or otherwise conduct business in accordance with applicable export control laws with Lender,

6.6.           Compliance with All Other Applicable Law. Borrower represents and warrants that it has complied with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower’s business or the ownership of its properties, which may have a Material Adverse Effect.

6.7.           Operation of Business. Borrower represents and warrants that Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

6.8.           Payment of Taxes. Borrower represents and warrants that Borrower has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies, including interest and penalties, on Borrower’s assets, business and income, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

7.            Borrower’s Covenants. Borrower makes the following agreements and covenants, which shall continue so long as this Loan and Security Agreement is in effect and so long as Borrower is indebted to Lender for obligations arising out of, identified in, or contemplated by this Loan and Security Agreement.

7.1.           Compliance with Export Controls. Borrower will notify Lender in writing within ten (10) days of any written or oral notification by any governmental entity that administrative, civil, or criminal proceedings have been initiated and that could result in Borrower being listed or appearing on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists. Borrower will immediately notify Lender in writing of any notification by any governmental entity that Borrower has actually been listed or appears on any United States governmental restricted, debarred, suspended, or prohibited transaction export control designation lists. Upon request from Lender, Borrower will provide documentary and other evidence of Borrower’s identity or to comply with any applicable law or regulation.

7.2.           Continued Compliance with Applicable Law. Borrower shall conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; shall maintain in good standing all licenses and organizational or other qualifications reasonably necessary to its business and existence; and shall not engage in any business not authorized by and not in accordance with any of its organizational or other governing documents.

7.3.           Payment of Taxes and Obligations. Borrower shall pay when due all taxes, assessments, and governmental charges and levies on Borrower’s assets, business, and income, and all material obligations of Borrower of whatever nature, except such as are being contested in good faith by proper proceedings and as to which adequate reserves are maintained.

7.4.           Financial Statements and Reports: Audits. Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request. Audited financial statements and reports shall be prepared in accordance with Accounting Standards. Unaudited financial statements and reports shall fully and fairly represent Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender. Until requested otherwise by Lender and in addition to all other financial statements and reports that Lender may reasonably request, Borrower shall provide the following reports and certificates to Lender:

a.            A monthly reconciliation of borrowing base to Accounts and Inventory Reports in a form acceptable to Lender, to be delivered to Lender within fifteen (15) days of the end of each month, which shall include a certification by the chief financial officer or chief executive officer of Borrower as to the accuracy thereof.

b.            A borrowing base certificate in a form provided by or acceptable to Lender, to be delivered to Lender in connection with each request for an advance hereunder, demonstrating that the outstanding balance of Account Advances and Inventory Advances are in compliance with the terms and conditions of this Loan and Security Agreement and the availability for any additional requested advances hereunder, which shall include a certification by the chief financial officer or chief executive officer of Borrower as to the accuracy thereof.

In addition, Borrower shall, at any reasonable time and from time to time, permit Lender or any representative of Lender to conduct field audits, examine, audit, make copies of and extracts from the records and books of Borrower, visit and inspect the properties and assets of Borrower, and to discuss the affairs, finances, and Accounts of Borrower with any of Borrower’s officers, directors, and partners with Borrower and with Borrower’s independent accountants. Borrower shall pay Lender the Field Examination Fee for each examination of Borrower's records and books and/or the Collateral performed by Lender or its representative or designee.

7.5.           Inventory and Accounts. Borrower shall promptly notify Lender in writing upon any Eligible Account or Eligible Inventory ceasing to be or being determined to have been incorrectly identified as an Eligible Account or Eligible Inventory, as applicable. Borrower shall provide Lender with such reports and records concerning Inventory, Accounts, and accounts payable as Lender may reasonably request.

7.6.           Operation of Business. Borrower shall maintain all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary or advisable to conduct its business and Borrower shall not violate any valid rights of others with respect to any of the foregoing. Borrower shall continue to engage in a business of the same general type as now conducted. Borrower will not change its name, use any other legal, fictitious or trade name, merge or consolidate with any other business or entity, or acquire all or substantially all of the assets of any person or entity without the prior written consent of Lender.

7.7.           Insurance. Borrower shall maintain general liability and product liability insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Proceeds from such insurance shall be payable to Lender as its interest may appear, shall name Lender as an additional insured and as a lender loss payee, and such policies shall provide for a minimum thirty (30) days written cancellation notice to Lender. Upon request, policies or certificates attesting to such coverage shall be delivered to Lender. Insurance proceeds may be applied by Lender toward payment of any Obligation secured by this Loan and Security Agreement, whether or not due, in such order of application as Lender may elect.

7.8.           Change of Control. No Change of Control of Borrower shall occur without Lender’s prior written consent.

“Change of Control” means any sale, assignment, or other transfer of more than twenty-five percent (25%) of the stock of Borrower, the persons who are the directors of Borrower as of the date of this Loan and Security Agreement fail to constitute a majority of the Board of Directors of Borrower, or the president or any other executive officer of Borrower resigns, is terminated, or otherwise ceases to function in such position.

7.9.           Restructuring Covenants.

a.            On or prior to March 27, 2023, Borrower (1) shall enter into an agreement with a stalking horse bidder, to be approved by Lender, for the sale of Borrower’s business (including business assets in the state of New York); (2) shall enter into an agreement for an alternative restructuring transaction in regards to Borrower’s business and/or assets, to be approved by Lender in its sole discretion; or (3) engage an auctioneer acceptable to Lender, in its sole discretion to facilitate the sale of Borrower’s machinery, equipment, and Inventory. Borrower, its investment banker and/or its auctioneer shall provide proper notice of any sale according to applicable law.

b.            Borrower shall engage an investment banker acceptable to Lender in its sole discretion to facilitate the sale of Borrower’s business (including business assets in the state of New York).

c.            Borrower shall engage and retain Morris Anderson & Associates, Ltd or such other turnaround consultant which is acceptable to Lender in its sole discretion (the “Turnaround Consultant”). The Turnaround Consultant shall remain engaged through the Maturity Date, including any extensions thereof.

d.            Without the prior written consent of Lender, Borrower shall not create, incur, assume, or suffer to exist any additional pledge, security interest, encumbrance, lien, or charge of any kind upon the Collateral.

e.            Borrower shall provide Lender with copies of any and all instruments, documents, or financial information pertaining to the Collateral as and when requested by Lender, including, but not limited to, evidence of the location and condition of Collateral.

f.            Borrower shall permit Lender to conduct inspections of the Collateral as and when requested by Lender.

g.            Borrower shall provide weekly loan-to-collateral updates reflecting actual versus projected values no later than Wednesday for the prior week ended Friday.

h.            In the event a bankruptcy petition under any chapter of Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law, receivership law, or other similar law, is filed by or against Borrower, and Borrower requests debtor-in-possession financing from Lender, Borrower and Lender shall discuss execution of additional documents and amendments to the Loan Documents as may be necessary and appropriate to provide for the continuation of operational financing from Lender to Borrower and, unless agreed otherwise, such debtor-in-possession financing shall include, among other things,  payment to Lender a fee of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in consideration for such financing, which fee shall be subject to any necessary court approvals.

7.10.         Distributions. Borrower shall not (a) pay any dividends or make any distributions, or permit any subsidiary to pay any dividends or make any distributions, on their respective equity securities; or (b) make, or permit any subsidiary to make, any distribution of assets, equity securities, obligations or securities to any holder of its equity securities as such.

8.            Default.

8.1.           Events of Default. Time is of the essence of this Loan and Security Agreement. The occurrence of any of the following events shall constitute a default under this Loan and Security Agreement and under the Loan Documents and shall be termed an “Event of Default”:

a.            Borrower fails in the payment or performance of any obligation, covenant, agreement, or liability created by any of the Loan Documents or Borrower otherwise fails to comply with, or any default occurs on, any term in any of the Loan Documents.

b.            Any representation, warranty, or financial statement made by or on behalf of Borrower in any of the Loan Documents, or any document contemplated by the Loan Documents, is materially false or materially misleading.

c.            Any indebtedness of Borrower under any note, indenture, contract, agreement, or undertaking is accelerated.

d.            Default or an event which, with the passage of time or the giving of notice or both, would constitute a default, by Borrower, occurs on any note, indenture, contract, agreement, licensing agreement, or undertaking.

e.            Borrower is dissolved or substantially ceases business operations.

f.            A receiver, trustee, or custodian is appointed for any part of Borrower’s property, or any part of Borrower’s property is assigned for the benefit of creditors.

g.            Any proceeding is commenced or petition filed under any bankruptcy or insolvency law by or against Borrower.

h.            Any judgment or regulatory fine is entered against Borrower which may have a Material Adverse Effect.

i.            The attachment or filing of any Federal or State tax lien against Borrower or its assets.

j.            All or any part of the property of Borrower is attached, levied upon, or otherwise seized by legal process.

k.            Borrower becomes insolvent or fails to pay its debts as they mature.

l.            Any change occurs in Borrower’s condition or any event occurs which may have a Material Adverse Effect.

8.2.           No Waiver of Event of Default. No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

9.            Remedies.

9.1.           Remedies upon Event of Default. Upon the occurrence of an Event of Default, and at any time thereafter, all or any portion of the Loan and the other Obligations due or to become due from Borrower to Lender, whether arising under this Loan and Security Agreement, the Security Documents or otherwise, at the option of Lender and without notice to Borrower of the exercise of such option, shall accelerate and become at once due and payable in full without presentment, demand, protest, or notice or other requirements of any kind (all of which are expressly waived by Borrower), and interest shall thereafter accrue on the principal amount of the Loan and on all other Obligations owing by Borrower to Lender until paid in full, both before and after judgment, at the Default Rate. In addition, Lender shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Loan Documents:

a.            Lender shall have the right, immediately and without prior notice or demand, to set off against Borrower’s Obligations to Lender, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower.

b.            Borrower does hereby make, constitute, and appoint Lender and its designees as Borrower’s true and lawful attorney in fact, with full power of substitution, to do any and all things necessary or proper to carry out the intent of this Loan and Security Agreement and to perfect and protect the liens and rights of Lender created under this Loan and Security Agreement. This power of attorney is irrevocable and coupled with an interest.

c.            Lender shall have all the rights and remedies available under the UCC.

d.            Lender shall have the right to enter upon any premises where the Collateral or records relating thereto may be and take possession of the Collateral and such records.

e.            Upon request of Lender, Borrower shall, at the expense of Borrower, assemble the Collateral and records relating thereto at a place designated by Lender and tender the Collateral and such records to Lender.

f.            Without notice to Borrower, Lender may obtain the appointment of a receiver of the business, property and assets of Borrower and Borrower hereby consents to the appointment of Lender or such person as Lender may designate as such receiver.

g.            Lender may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the Obligations secured by this Loan and Security Agreement,

h.            Lender may credit bid at any UCC, bankruptcy, trustee or other sale, including, without limitation, any sale under Section 363 of the United States Bankruptcy Code.

Borrower shall be liable for all deficiencies owing on any Obligations secured by this Loan and Security Agreement after liquidation of the Collateral. Lender shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.

9.2.           Rights and Remedies Cumulative. The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Lender might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

9.3.           No Waiver of Rights. No delay or omission in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

10.           General Provisions.

10.1.         Governing Agreement. In the event of conflict or inconsistency between this Loan and Security Agreement and the other Loan Documents, the terms, provisions and intent of this Loan and Security Agreement shall govern.

10.2.         Borrower’s Obligations Cumulative. Every obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.

10.3.         Payment of Expenses and Attorneys’ Fees. Borrower shall pay all reasonable expenses of Lender relating to the initial negotiation, drafting of documents, documentation of the Loan, and due diligence fees and expenses incurred in making the Loan; provided, however, that Borrower shall not be required to pay more than ten thousand dollars ($10,000) for any such expenses. In addition, Borrower shall pay all reasonable expenses of Lender relating to the ongoing negotiation, drafting of documents, and administration and supervision of the Loan, including, without limitation, appraisal fees, environmental inspection fees, field examination expenses, title insurance, recording fees, filing fees, and reasonable attorneys’ fees and legal expenses, whether incurred in future amendments or modifications to the Loan Documents or in ongoing administration and supervision of the Loan.

Upon occurrence of an Event of Default, Borrower agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Lender in enforcing, or exercising any remedies under, the Loan Documents, and any other rights and remedies. Additionally, Borrower agrees to pay all Liquidation Costs. Any and all such costs, expenses, and Liquidation Costs shall be payable by Borrower upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

Borrower agrees to pay all expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, the Loan Documents, or the Collateral, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

10.4.         Right to Perform for Borrower. Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral or any other property or asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform any other Obligation of Borrower under this Loan and Security Agreement or under the Security Documents.

10.5.         Assignability. Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer is void. Lender may assign or transfer any of the Loan Documents. Funding of this Loan may be provided by an affiliate of Lender.

10.6.         Third Party Beneficiaries. The Loan Documents are made for the sole and exclusive benefit of Borrower and Lender and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Loan Documents.

10.7.         Governing Law. The Loan Documents shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws principles, and the Loan Documents shall be deemed to have been executed by the parties in the State of Michigan. The Loan Documents shall not be deemed to have been entered into until accepted by Lender at its chief executive office in Brighton, Michigan, and shall be performed by Lender, and the Loan administered by Lender, in Brighton, Michigan.

10.8.         Severability of Invalid Provisions. Any provision of this Loan and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9.         Interpretation of Loan and Security Agreement. The article and section headings in this Loan and Security Agreement are inserted for convenience only and shall not be considered part of the Loan and Security Agreement nor be used in its interpretation. All references in this Loan and Security Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly      requires a different interpretation.

10.10.       Survival and Binding Effect of Representations, Warranties, and Covenants. All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Loan and Security Agreement and shall continue in effect so long as any Obligation to Lender contemplated by this Loan and Security Agreement is outstanding and unpaid, notwithstanding any termination of this Loan and Security Agreement. All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower. All agreements, representations, warranties, and covenants in this Loan and Security Agreement shall bind the party making the same, its successors and, in Lender’s case, assigns, and all rights and remedies in this Loan and Security Agreement shall inure to the benefit of and be enforceable by each party for whom made, their respective successors and, in Lender’s case, assigns.

10.11.       Indemnification. Borrower hereby agrees to indemnify, pay and hold harmless Lender and the officers, directors, employees, trustees, agents, investment advisors and investment managers, collaterals, servicers, and counsel of Lender (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Loan Documents (including (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower or any other Person of any hazardous materials, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to hazardous materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower, and (ii) proposed and actual extensions of credit under this Loan and Security Agreement) and the use or intended use of the proceeds of the Loan, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 10.11 shall survive the payment in full of the Loan and the termination of this Loan and Security Agreement. Borrower hereby covenants and agrees that notwithstanding any sale or transfer of the Loan and this Loan and Security Agreement and the other Loan Documents by Lender to any third party, Borrower’s obligations to indemnify Lender as set forth in this Section 10.11 above shall continue notwithstanding such sale or transfer. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS LOAN AND SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

10.12.       Interest on Expenses and Indemnification. Borrower hereby agrees to promptly pay (i) all costs and expenses of Lender (including, without limitation, the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Lender) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Loan Documents, in connection with the performance by Lender of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents, and (B) any periodic public record searches conducted by or at the request of Lender (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons); (ii) without limitation of the preceding clause (i), all costs and expenses of Lender in connection with the creation, perfection and maintenance of Liens pursuant to the Loan Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Lender in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Loan Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Lender in connection with Lender’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder; and (v) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Loan Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Loan Documents, whether or not Lender is a party thereto.

All payments and recoveries received by Lender under the Loan Documents shall be applied to payment of the foregoing obligations, the Loan, and all other amounts owing to Lender by Borrower in such order and priority as determined by Lender. Unless otherwise elected by Lender, payments on the Loan shall be applied first to accrued interest and fees and the remainder, if any, to principal.

10.13.       Limitation of Consequential Damages. Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration or collection of the Loan.

10.14.       Revival Clause. If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including, without limitation, all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of Borrower shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

10.15.       Consent to Michigan Jurisdiction, Exclusive Jurisdiction of Michigan Courts, and Jury Waiver. Borrower acknowledges that by execution and delivery of the Loan Documents, Borrower has transacted business in the State of Michigan, and Borrower voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Michigan as to all matters relating to or arising from the Loan Documents and/or the transactions contemplated thereby. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF BALTIMORE COUNTY, MICHIGAN SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LOAN DOCUMENTS AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE LOAN DOCUMENTS.

10.16.       Notices. All notices or demands by any party to this Loan and Security Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated on the last page of this Loan and Security Agreement or to such other addresses as Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

10.17.       Duplicate Originals; Counterpart Execution; Delivery. Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument. Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart. Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument. Facsimile or other electronic transmission of any Loan Document, including retransmission of any signed facsimile or other electronic transmission, shall be the same as delivery of an original.

10.18.       Disclosure of Financial and Other Information. Borrower hereby consents to Lender disclosing to any other lender who may participate in the Loan, to any financial institution or investor providing financing or capital for Lender, or to any other third party that executes a confidentiality agreement acceptable to Lender, any and all information, knowledge, reports, and records, including, without limitation, financial statements, relating in any manner whatsoever to the Loan and Borrower. In addition, Borrower hereby authorizes and directs Lender to report or otherwise disclose to any credit reporting agency or other similar agency or entity any payment history, defaults, aging reports, and other financial and credit information regarding Borrower, the Loan, all Accounts, and all Account Debtors. Borrower acknowledges that such disclosures and reporting may be subject to the Fair Credit Reporting Act (FCRA), 15 U.S.C. § 1681 et seq., or other Federal or State laws and hereby voluntarily authorizes such disclosures. Borrower releases Lender and its employees, officers, directors, members, partners, and agents from any and all liability for furnishing such information.

10.19.       Identity Verification Notification. Lender hereby notifies Borrower that pursuant to the requirements of the applicable United States and other laws and regulations, Lender may be required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the applicable law.

10.20.       Integrated Agreement and Subsequent Amendment. The Loan Documents constitute the entire agreement between Lender and Borrower, and may not be altered or amended except by written agreement signed by Lender and Borrower. BORROWER ACKNOWLEDGES AND AGREES THAT THE LOAN DOCUMENTS ARE A FINAL EXPRESSION OF THE AGREEMENTS BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ALLEGED ORAL AGREEMENT.

All prior and contemporaneous agreements, arrangements, understandings, or representations, oral, written, express, or implied, between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

[Remainder of Page Intentionally Left Blank]

Dated:		,2017
Month Day

Lender:	Borrower:

STERLING COMMERCIAL CREDIT, LLC,	ALLIED HEALTHCARE PRODUCTS, INC.,
a Delaware limited liability company	a Delaware corporation

[SIGNATURE INTENTIONALLY OMITTED]	[SIGNATURE INTENTIONALLY OMITTED]

Mailing Address:	Mailing Address:

Sterling Commercial Credit, LLC	Allied Healthcare Products, Inc.
10559 Citation Dr., Suite 204	1720 Sublette Avenue
Brighton, MI 48116	St. Louis, Missouri 63110
Attention: Greg Boller	Attention: V.P. Finance and Chief
Email: greg@sterlingcommercialcredit.com	Financial Officer

With a copy to:	With a copy to:

Blank Rome LLP	Greensfelder Hemker & Gale, P.C.
444 West Lake Street, Suite 1650	10 S. Broadway Suite 2000
Chicago, IL 60606	St. Louis, Missouri 63102
Attention: Kenneth J. Ottaviano	Attention: Joseph D. Lehrer
Email: ken.ottaviano@blankrome.com	Email: jdl@greensfelder.com